EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER



                                      among



                               ALLTEL CORPORATION,


                            PINNACLE MERGER SUB, INC.


                                       and


                           360 COMMUNICATIONS COMPANY




                           Dated as of March 16, 1998










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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   THE MERGER

           Section 1.1.  The Merger............................................2
           Section 1.2.  Closing...............................................2
           Section 1.3.  Effective Time........................................2
           Section 1.4.  Effects of the Merger.................................2
           Section 1.5.  Certificate of Incorporation and By-Laws
                         of the Surviving Corporation..........................2
           Section 1.6.  Directors.............................................3
           Section 1.7.  Officers..............................................3

                                   ARTICLE II

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

           Section 2.1.  Effect on Stock.......................................3
           Section 2.2.  Exchange of Certificates..............................4

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Section 3.1.  Organization, Qualification, Etc......................8
           Section 3.2.  Capital Stock.........................................9
           Section 3.3.  Corporate Authority Relative to this Agreement;
                         No Violation.........................................11
           Section 3.4.  Reports and Financial Statements.....................12
           Section 3.5.  No Undisclosed Liabilities...........................13
           Section 3.6.  No Violation of Law..................................13
           Section 3.7.  Environmental Laws and Regulations...................13
           Section 3.8.  No Undisclosed Employee Benefit Plan
                         Liabilities or Severance Arrangements................14
           Section 3.9.  Absence of Certain Changes or Events.................14
           Section 3.10. Investigations; Litigation...........................14


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           Section 3.11. Joint Proxy Statement; Registration Statement;
                         Other Information....................................15
           Section 3.12. The Company Rights Plan..............................15
           Section 3.13. Lack of Ownership of Parent Common Stock.............15
           Section 3.14. Tax Matters..........................................16
           Section 3.15. Opinion of Financial Advisor.........................17
           Section 3.16. Required Vote of the Company Stockholders............18
           Section 3.17. Material Contracts...................................18
           Section 3.18. Takeover Statute.....................................18
           Section 3.19. Finders or Brokers...................................18
           Section 3.20. Pooling of Interests.................................18

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

           Section 4.1.  Organization, Qualification, Etc.....................19
           Section 4.2.  Capital Stock........................................20
           Section 4.3.  Corporate Authority Relative to this Agreement;
                         No Violation.........................................21
           Section 4.4.  Reports and Financial Statements.....................22
           Section 4.5.  No Undisclosed Liabilities...........................23
           Section 4.6.  No Violation of Law..................................23
           Section 4.7.  Environmental Laws and Regulations...................23
           Section 4.8.  No Undisclosed Employee Benefit Plan
                         Liabilities or Severance Arrangements................24
           Section 4.9.  Absence of Certain Changes or Events.................24
           Section 4.10. Investigations; Litigation...........................24
           Section 4.11. Joint Proxy Statement; Registration Statement;
                         Other Information....................................25
           Section 4.12. Lack of Ownership of the Company Common Stock........25
           Section 4.13. Required Vote of Parent Stockholders.................25
           Section 4.14. Finders or Brokers...................................25
           Section 4.15. Pooling of Interests.................................25
           Section 4.16. Opinions of Financial Advisors.......................26
           Section 4.17. Tax Matters..........................................26
           Section 4.18. Material Contracts...................................27




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                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

           Section 5.1.  Conduct of Business by the Company or Parent.........27
           Section 5.2.  Investigation........................................32
           Section 5.3.  Joint Proxy Material; Registration Statement.........32
           Section 5.4.  Affiliate Agreements.................................34
           Section 5.5.  Employee Stock Options, Incentive and Benefit Plans..34
           Section 5.6.  Filings; Other Action................................36
           Section 5.7.  Further Assurances...................................37
           Section 5.8.  Takeover Statute.....................................37
           Section 5.9.  No Solicitation......................................37
           Section 5.10. Public Announcements.................................38
           Section 5.11. Indemnification and Insurance........................38
           Section 5.12. Accountants' "Comfort" Letters.......................39
           Section 5.13. Additional Reports...................................39
           Section 5.14. Company Rights Plans.................................40
           Section 5.15. Control of Other Party's Business....................40
           Section 5.16. Board Seats and Officers.............................40

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

           Section 6.1.  Conditions to Each Party's Obligation to Effect
                         the Merger...........................................40
           Section 6.2.  Conditions to Obligation of the Company to Effect
                         the Merger...........................................41
           Section 6.3.  Conditions to Obligation of Parent to Effect
                         the Merger...........................................42

                                   ARTICLE VII

                                   TERMINATION

           Section 7.1.  Termination or Abandonment...........................43
           Section 7.2.  Termination Fee......................................45
           Section 7.3.  Amendment or Supplement..............................45
           Section 7.4.  Extension of Time, Waiver, Etc.......................46


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                                  ARTICLE VIII

                                  MISCELLANEOUS

           Section 8.1.  No Survival of Representations and Warranties........46
           Section 8.2.  Expenses.............................................46
           Section 8.3.  Counterparts; Effectiveness..........................47
           Section 8.4.  Governing Law........................................47
           Section 8.5.  Jurisdiction.........................................47
           Section 8.6.  Notices..............................................48
           Section 8.7.  Assignment; Binding Effect...........................49
           Section 8.8.  Severability.........................................49
           Section 8.9.  Enforcement of Agreement.............................49
           Section 8.10. Entire Agreement; No Third-Party Beneficiaries.......49
           Section 8.11. Headings.............................................49
           Section 8.12. Definitions..........................................49

           Exhibit A  -  Form of the Company Affiliate Agreement
           Exhibit B  -  Form of Parent Affiliate Agreement
           Exhibit C  -  Form of Amendment to the Company Rights Plan


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                  AGREEMENT AND PLAN OF MERGER,  dated as of March 16, 1998 (the
"Agreement"), among ALLTEL Corporation, a Delaware corporation ("Parent"), Pinnacle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and 360 Communications Company, a Delaware corporation (the "Company").

                              W I T N E S S E T H :

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is hereby adopted as a plan of reorganization for purposes of Section 368 of the Code;

                  WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

                  WHEREAS, immediately following the execution and delivery of this Agreement, the Company and Parent will enter into a stock option agreement (the "Option Agreement"), pursuant to which the Company will grant Parent the option to purchase shares of Company Common Stock (as hereinafter defined), upon the terms and subject to the conditions set forth therein.

                  NOW THEREFORE, in consideration of the foregoing and the representa tions, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:




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



                                    ARTICLE I

                                   THE MERGER

                  Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3) of the Merger. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

                  Section 1.2. Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date") which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, unless another date or place is agreed to in writing by the parties hereto.

                  Section 1.3. Effective Time. On the Closing Date, the parties shall execute and file in the office of the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the DGCL and shall make all other filings or recordings, if any, required under the DGCL. The Merger shall become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "Effective Time").

                  Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  Section 1.5. Certificate of Incorporation and By-Laws of the Surviving Corporation.

                  (a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall become the certificate of incorporation of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation.

                  (b) The by-laws of the Company as in effect immediately prior to the Effective Time shall become the by-laws of the Surviving Corporation after the Effective


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



Time, until thereafter amended as provided by the DGCL, the certificate of incorporation of the Surviving Corporation and such by-laws.

                  Section 1.6. Directors. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

                  Section 1.7. Officers. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.


                                   ARTICLE II

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

                  Section 2.1. Effect on Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

                  (a) Each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and held, immediately prior to the Effective Time, in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries, and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) shall thereupon be converted into and shall thereafter represent .74 (the "Conversion Fraction") fully paid and nonassessable share of Parent Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive
(i) certificates representing the number of whole shares of Parent Common Stock into which


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such  shares have been  converted  (the  "Parent  Certificates"),  (ii)  certain dividends and other distributions in accordance with Section 2.2(c), and (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with
Section 2.2(e), without interest.

                  (c) Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  Section 2.2. Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with First Union National Bank of North Carolina or such other bank or trust company as may be designated by Parent and as shall be reasonably satisfactory to the Company (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as necessary from time to time following the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, the Parent Certificates. The Parent Certificates (together with any dividends or distributions with respect thereto with a record date after the Effective Time) and any cash payable in lieu of any fractional shares of Parent Common Stock are hereinafter referred to as the "Exchange Fund."

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the Merger Consideration, pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company and Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share in accordance with Section 2.2(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a Parent Certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate


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



shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other non-income taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that any such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to withhold or deduct under the Code or any provision of state, local or foreign tax law with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Parent Certificates representing the number of whole shares of Parent Common Stock into which the shares of Company Common Stock formerly represented by such Certificate have been converted, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share in accordance with Section 2.2(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws and laws with respect to the withholding of Taxes (as defined in Section 3.14), following surrender of any such Certificate there shall be paid to the holder of the Parent Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such


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surrender  payable  with respect to such whole  shares of Parent  Common  Stock.
Parent shall make available to the Exchange Agent cash for these purposes.

                  (d) No Further Ownership Rights in Company Common Stock. The transfer of shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including distributions and dividends paid pursuant to Section 2.2(c) and any cash paid in lieu of fractional shares pursuant to Section 2.2(e)) shall be deemed payment in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the applicable Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

                  (e) No Fractional Shares. (i) No Parent Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                  (ii) As promptly as practicable following the Effective Time, the Surviving Company shall pay to each holder of Company Common Stock an amount in cash, if any, equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the NYSE Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the day of the Effective Time.

                  (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Company Common Stock subject to the terms of Section 2.2(c).



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



                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (g) No Liability. None of the Company, Parent, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Investment of Exchange Fund. The Exchange Agent shall invest all cash included in the Exchange Fund, as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

                  (j) Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of


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



shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

                  Section 3.1. Organization, Qualification, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Company or Parent, as the case may be, means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries (as defined in Section 8.12), taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be. The copies of the Company's certificate of incorporation and by-laws which have been delivered to Parent are complete and correct and in full force and effect. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries which are corporations are validly issued, fully paid and non-assessable and all the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are owned by the Company, directly or indirectly, free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any


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kind  (each,  a  "Lien").  Other  than as set  forth in  partnership  agreements relating to partnerships involving the Company or any of its Subsidiaries, there are no existing options (other than the Option Agreement), rights of first refusal, preemptive rights, calls, claims or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of the Company.

                  Section 3.2. Capital Stock.

                  (a)  The   authorized   stock  of  the  Company   consists  of
1,000,000,000 shares of Company Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"), of which 4,000,000 shares have been designated as First Series Junior Participating Preferred Stock ("Company Series B Preferred Stock"). As of March 10, 1998, 121,300,000 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued or outstanding. All the outstanding shares of
Company Common Stock have been validly issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating the Company to issue any shares of its stock other than:

                  (i) rights to acquire shares of Company Series B Preferred Stock pursuant to the Rights Agreement, dated as of March 5, 1996, between the Company and The Chase Manhattan Bank, as successor in interest to Chemical Bank (the "Company Rights Plan");

                  (ii) rights to acquire an undetermined number of shares of Company Common Stock pursuant to the Company Employee Stock Purchase Plan, which options are completely and accurately listed as of March 6, 1998 (the most recent withholding date) by plan participant, payroll withholding percentage, and cumulative amount withheld on Section 3.2(a)(ii) of the Company Disclosure Schedule, it being understood that the actual number of shares to be acquired pursuant to such rights will equal the aggregate amount credited to participants' accounts (and not withdrawn) through April 30, 1998 divided by a purchase price equal to the lesser of (x) 85% of the closing price of the Company Common Stock on May 1, 1997 (for the six-month purchase period commencing on such date) or October 31, 1997 (for the six-month purchase period commencing on November 1, 1997) or (y) 85% of such closing price on April 30, 1998;

                  (iii) options to acquire 2,157,135 shares of Company Common Stock pursuant to the Company Amended and Restated 1996 Equity Incentive Plan, which options are completely and accurately listed by optionee, price per share, date of grant and number of shares covered thereby on Section 3.2(a)(iii) of the Company Disclosure Schedule;

                  (iv) options to acquire, or stock appreciation rights in respect of, 878,936 shares of Company Common Stock pursuant to the Company 1996 Replacement Stock Option Plan, which options and stock appreciation rights are completely and accurately listed by optionee, exercise or strike price per share, date of grant and number of shares covered thereby on Section 3.2(a)(iv) of the Company Disclosure Schedule;

                  (v) restricted stock awards (as to which the restrictions have not lapsed) relating to 106,900 shares of Company Common Stock pursuant to the Company Amended and Restated 1996 Equity Incentive Plan, which awards are completely and accurately listed by grantee, date of grant and number of shares covered thereby on Section 3.2(a)(v) of the Company Disclosure Schedule;

                  (vi) restricted stock awards (as to which the restrictions have not lapsed) relating to 5,626 shares of Company Common Stock pursuant to the Company Director Equity and Deferred Compensation Plan, which awards are completely and accurately listed by grantee, date of grant and number of shares covered thereby on Section 3.2(a)(vi) of the Company Disclosure Schedule;

                  (vii) "phantom stock" units equivalent to 2,559 shares of Company Common Stock awarded through March 6, 1998 (the most recent withholding date) pursuant to the Company Retirement Savings Restoration Plan, the Company Deferred Compensation Plan and the Company Director Equity and Deferred Compensation Plan, which units are completely and accurately listed by grantee and number of shares covered thereby on Section 3.2(a)(vii) of the Company Disclosure Schedule, it being understood that the actual number of such units to be awarded pursuant to such Plans will reflect deferrals through the Effective Time; and

                  (viii) the Option Agreement.

                  (b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding.

                  Section 3.3. Corporate Authority Relative to this Agreement; No Violation.


                  (a) The Company has the corporate power and authority to enter into this Agreement and the Option Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and by Continuing Director Action (as defined in Article EIGHTH of the Company's Amended and Restated Certificate of Incorporation) and, except for the approval and adoption of this Agreement by its stockholders, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby and thereby. The Board of Directors of the Company has taken all necessary and appropriate action so that Section 203 of the DGCL will be inapplicable to this Agreement and the Option Agreement and the transactions contemplated hereby and thereby. The Board of Directors of the Company has determined that the transactions contemplated by this Agreement and the Option Agreement are in the best interest of the Company and its stockholders and to recommend to such stockholders that they approve and adopt this Agreement. This Agreement and the Option Agreement have been duly and validly executed and delivered by the Company and, assuming this Agreement and the Option Agreement constitute valid and binding agreements of the other parties hereto and thereto, this Agreement and the Option Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) The Company is not subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of the Company executing or, subject to the adoption of this Agreement by its stockholders, carrying out the transactions contemplated by this Agreement and the Option Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Securities Act of 1933, as amended (the "Securities Act"), (iii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) Section 4043 of ERISA (as defined in Section 3.8), (vi) the Communications Act of 1934, as amended (the "Communications Act") and applicable rules, regulations, practices and policies promulgated by the Federal Communications Commission (the "FCC"), (vii) any applicable laws, rules, regulations, practices and orders of any state public utility commissions ("PUCs") or similar state or foreign regulatory bodies, (viii) any applicable non-United States competition, antitrust and investment laws and (ix) the securities or blue sky laws of the various states (collectively, the "Company Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially impair or delay the consummation of the transactions contemplated hereby and thereby.

                  Section 3.4. Reports and Financial Statements. The Company has previously furnished to Parent true and complete copies of:

                  (a) the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 1995 and 1996;

                  (b) each definitive proxy statement filed by the Company with the SEC since February 14, 1996;

                  (c) each final prospectus filed by the Company with the SEC since February 14, 1996, except any final prospectus on Form S-8; and

                  (d) all Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed by the Company with the SEC since January 1, 1997.

As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "Company SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Report has been revised or superseded by a later filed Company SEC Report, none of the Company SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since March 7, 1996, the Company has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  Section 3.5. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Company SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.6. No Violation of Law. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as hereinafter defined)) except (a) as described in the Company SEC Reports and (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.7. Environmental Laws and Regulations. Except as described in the Company SEC Reports, (a) the Company and each of its Subsidiaries is in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) neither the Company nor any of its Subsidiaries has received written notice of, or, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person asserting an obligation to conduct investigations or clean-up activities under Environmental Law or alleging liability under or non-compliance with any Environmental Law (collectively, "Environmental Claims") which would, individually or in the aggregate, have a Material Adverse Effect on the Company; and (c) there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any Environmental

Claims in the future which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements.

                  (a) Except as described in the Company SEC Reports, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or its Subsidiaries are in compliance with all applicable provisions of each of the Code and ERISA and the rules and regulations thereunder, and the Company and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except as described in the Company SEC Reports. No employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement.

                  (b) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

                  Section 3.9. Absence of Certain Changes or Events. Other than the transactions contemplated by this Agreement or as disclosed in the Company SEC Reports, since December 31, 1996, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on the Company.

                  Section 3.10. Investigations; Litigation. Except as described in the Company SEC Reports:

                  (a) there is no investigation or review pending by any governmental body or authority with respect to the Company or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on the Company, nor has any governmental body or authority notified the Company of an intention to conduct the same; and

                  (b) there are no actions, suits or proceedings pending (or, to the Company's knowledge, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company.

                  Section 3.11. Joint Proxy Statement; Registration Statement; Other Information. None of the information with respect to the Company or its Subsidiaries to be included in the Joint Proxy Statement (as defined below) or the Registration Statement (as defined in Section 5.3(a)(i)) will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting and the Parent Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent or any affiliate of Parent specifically for inclusion in the Joint Proxy Statement. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The letters to stockholders, notices of meeting, joint proxy statement and forms of proxies to be distributed to stockholders in connection with the Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Joint Proxy Statement."

                  Section 3.12. The Company Rights Plan. The Board of Directors of the Company has adopted a resolution authorizing the Company Rights Plan to be duly amended to effect the changes thereto contemplated by the form of amendment attached hereto as Exhibit C, and as a result thereof, the rights provided thereunder will be inapplicable to this Agreement and the Option Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement.

                  Section 3.13. Lack of Ownership of Parent Common Stock. Neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock (exclusive of any shares owned by the Company's employee benefit plans).

                  Section 3.14. Tax Matters. (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries (i) is a member (a "Current Company Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Company Group," together with Current Company Groups, a "Company Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations made in this Section, to the extent that they relate to Past Company Groups, are made to the knowledge of the Company). All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Prior to the date of this Agreement, the Company has provided Parent with written schedules of (i) the taxable years of the Company for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, for all taxable years for which the statute of limitations has not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to, bound by, or has any obligation under any Tax sharing, allocation, indemnity, or similar contract or arrangement (other than (i) the tax sharing agreement, dated as of March 7, 1996, between Sprint
Corporation and the Company (the "Tax Sharing Agreement") or (ii) the tax assurance agreement, dated as of March 7, 1996, between Sprint Corporation and the Company (the "Tax Assurance Agreement")).

                  (b) Neither the Company nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (c) Neither the Company nor any of its Subsidiaries knows of any fact or has taken (or failed to take) any action that could constitute a breach of its obligations or otherwise result in a liability to the Company or any of its Subsidiaries under (i) the Tax Sharing Agreement or (ii) the Tax Assurance Agreement. Neither the Company nor any of its Subsidiaries is a party to or bound by (or has any obligation under) any Tax sharing, allocation, indemnity, or similar contract or arrangement with Sprint Corporation or any affiliate of Sprint Corporation other than the Tax Sharing Agreement and the Tax Allocation Agreement (or under either such agreement). To the knowledge of the Company, without independent investigation, the private letter ruling issued on February 14, 1996 to Sprint Corporation, Centel Corporation, Sprint Cellular Company and various other parties in response to the request filed with the Internal Revenue Service on September 8, 1995, as supplemented, and any supplemental rulings issued with respect thereto have not been modified, amended or supplemented and continue to be valid in all respects.

                  (d) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign, provincial, territorial or other taxes, imposts, rates, levies, assessments and other charges of any kind whatsoever whether imposed directly or through withholding (together with any and all interest, penalties, additions to tax and additional amounts applicable with respect thereto), including, without limitation, income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, net worth, excise, withholding, ad valorem and value added taxes; (ii) "Tax Return" means any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed or, where none is required to be filed with a taxing authority, the statement or other document issued by a taxing authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) "Material State" means any state for which the average allocation percentage of the Company and its Subsidiaries for the past three years exceeds ten percent (10%).

                  Section 3.15. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Lazard Freres & Company LLC, dated the date of this Agreement, substantially to the effect that, as of such date, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view. The Company has delivered a complete and accurate copy of such opinion to the Parent.

                  Section 3.16. Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is required to approve and adopt this Agreement. No other vote of the stockholders of the Company, or of the holders of any other securities of the Company (equity or otherwise), is required by law, the certificate of incorporation or by-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Option Agreement.

                  Section 3.17. Material Contracts. Except as set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section 3.17 being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company and is in full force and effect, and the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation or default under any Company Material Contract except for such violations or defaults as would not in the aggregate have a Material Adverse Effect on the Company.

                  Section 3.18. Takeover Statute. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and, assuming the accuracy of the representation and warranty contained in
Section 4.12, such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement and the transactions contemplated hereby. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

                  Section 3.19. Finders or Brokers. Except for Lazard Freres & Company LLC, a copy of whose engagement agreement has been or will be provided to Parent, neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

                  Section 3.20. Pooling of Interests. Neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which action or failure

(without giving effect to any actions or failures to act by Parent or any of its Subsidiaries) would prevent the treatment of the Merger as a pooling of interests for accounting purposes.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule," and together with the Company Disclosure Schedule, the "Disclosure Schedule"), Parent and Merger Sub represent and warrant to the Company as follows:

                  Section 4.1. Organization, Qualification, Etc. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent. The copies of the Parent's certificate of incorporation and by-laws which have been delivered to the Company are complete and correct and in full force and effect. Each of the Parent's Subsidiaries (including Merger Sub) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. All the outstanding shares of capital stock of, or other ownership interests in, the Parent's Subsidiaries are validly issued, fully paid and non-assessable and are owned by Parent, directly or indirectly, free and clear of all Liens. There are no existing options, rights of first refusal, preemptive rights, calls, claims or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of Parent.

                  Section 4.2. Capital Stock.

                  (a) The authorized capital stock of Parent consists of 500,000,000 shares of common stock, par value $1.00 per share ("Parent Common Stock"), 50,000,000 shares of cumulative preferred stock, par value $25.00 per share ("Par Preferred Stock"), and 50,000,000 shares of no par cumulative preferred stock ("No Par Preferred Stock," and together with Par Preferred Stock, "Parent Preferred Stock"). As of February 23, 1998, 184,263,179 shares of Parent Common Stock, 340,792 shares of Par Preferred Stock and 123,490 shares of No Par Preferred Stock were issued and outstanding. All the outstanding shares of Parent Common Stock and Parent Preferred Stock have been validly issued and are fully paid and non-assessable. As of February 23, 1998, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Parent to issue any shares of its capital stock other than:

                  (i) rights to acquire shares of Parent's Series K Cumulative Voting Preferred Stock pursuant to the Rights Agreement, dated as of January 30, 1997, between Parent and First Union National Bank of North Carolina;

                  (ii) options and other rights to receive or acquire 291,169 shares of Parent Common Stock pursuant to the Amended and Restated 1975 Incentive Stock Option Plan;

                  (iii) options and other rights to receive or acquire 2,464,841 shares of Parent Common Stock pursuant to the 1991 Stock Option Plan;

                  (iv) options and other rights to receive or acquire 6,032,161 shares of Parent Common Stock pursuant to the 1994 Employee Stock Option Plan;

                  (v) options and other rights to receive or acquire 167,701 shares of Parent Common Stock pursuant to the 1994 Non-Employee Directors Stock Option Plan, as amended; and

                  (vi) options and other rights (including restricted stock awards as to which the restrictions have not lapsed) to receive or acquire 11,730 shares of Parent Common Stock pursuant to other employee incentive or benefit plans, programs and arrangements and non-employee director plans.

                  (b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which stockholders may vote are issued or outstanding.

                  Section 4.3. Corporate Authority Relative to this Agreement; No Violation.

                  (a) Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and the Option Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and Merger Sub and, except for the approval by its stockholders of the issuance by Parent of the Merger Consideration, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby and thereby. The Board of Directors of Parent has determined that the transactions contemplated by this Agreement and the Option Agreement are in the best interest of Parent and its stockholders and to recommend to such stockholders that they approve the issuance of the Merger Consideration. This Agreement and the Option Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement and the Option Agreement constitute valid and binding agreements of the other parties hereto, this Agreement and the Option Agreement constitute valid and binding agreements of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) Neither Parent nor Merger Sub is subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of Parent or Merger Sub executing or, subject to approval of the issuance of the Merger Consideration by Parent's stockholders, carrying out the transactions contemplated by this Agreement and the Option Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Other than in connection with or in compliance with
(i) the provisions of the DGCL, (ii) the Securities Act, (iii) the Exchange Act,
(iv) the HSR Act, (v) Section 4043 of ERISA, (vi) the Communications Act and applicable rules, regulations, practices and policies promulgated by the FCC,
(vii) any applicable laws, rules, regulations, practices and orders of any PUCs or similar state or foreign regulatory bodies, (viii) any applicable non-United States competition, antitrust and investments laws, (ix) the securities or blue sky laws of the various states and (x) the rules and regulations of the NYSE (collectively, the "Parent Required Approvals"), no authorization, consent or approval of, or filing with, any governmen tal body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement and the Option Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or substantially impair or delay the consummation of the transactions contemplated hereby and thereby.

                  Section 4.4. Reports and Financial Statements. Parent has previously furnished to the Company true and complete copies of:

                  (a) Parent's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1995 through 1997;

                  (b) each definitive proxy statement filed by Parent with the SEC since December 31, 1995;

                  (c) each final prospectus filed by Parent with the SEC since December 31, 1995, except any final prospectus on Form S-8; and

                  (d) all Current Reports on Form 8-K filed by Parent with the SEC since January 1, 1998.

As of their respective dates, such reports, proxy statements and prospectuses (collectively, "Parent SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Report has been revised or superseded by a later filed Parent SEC Report, none of the Parent SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) fairly present the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1996, Parent has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  Section 4.5. No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Parent SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 4.6. No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except (a) as described in the Parent SEC Reports and (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 4.7. Environmental Laws and Regulations. Except as described in the Parent SEC Reports, (a) Parent and each of its Subsidiaries is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (b) neither Parent nor any of its
Subsidiaries has received written notice of, or, is the subject of, any Environmental Claims which would, individually or in the aggregate, have a Material Adverse Effect on Parent; and (c) there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any Environmental Claims in the future which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 4.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in the Parent SEC Reports, all "employee benefit plans," as defined in Section 3(3) of ERISA, maintained or contributed to by Parent or its Subsidiaries are in compliance with all applicable provisions of each of the Code and ERISA and the rules and regulations thereunder, and Parent and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except as described in the Parent SEC Reports. No employee of Parent will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement.

                  Section 4.9. Absence of Certain Changes or Events. Other than the transactions contemplated by this Agreement or as disclosed in the Parent SEC Reports, since December 31, 1997, the businesses of Parent and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on Parent.

                  Section 4.10. Investigations; Litigation. Except as described in the Parent SEC Reports:

                  (a) there is no investigation or review pending by any governmental body or authority with respect to Parent or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on Parent, nor has any governmental body or authority notified Parent of an intention to conduct the same; and

                  (b) there are no actions, suits or proceedings pending (or, to Parent's knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent.

                  Section 4.11. Joint Proxy Statement; Registration Statement; Other Information. None of the information with respect to Parent to be included in the Joint Proxy Statement or the Registration Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting and the Parent Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to information supplied in writing by the Company or any affiliate of the Company specifically for inclusion in the Joint Proxy Statement. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  Section 4.12. Lack of Ownership of the Company Common Stock. Neither Parent nor any of its Subsidiaries owns any shares of the Company Common Stock or other securities convertible into shares of the Company Common Stock (exclusive of any shares owned by Parent's employee benefit plans).

                  Section 4.13. Required Vote of Parent Stockholders. The affirmative vote of the holders of a majority of the shares of Parent Common Stock and Par Preferred Stock (voting together as a single class) present in person or represented by proxy at the Parent Meeting (as hereinafter defined) and entitled to vote (the "Parent Stockholder Approval") is required to approve the issuance of the Merger Consider ation by Parent. No other vote of the stockholders of Parent, or of the holders of any other securities of Parent (equity or otherwise), is required by law, the certificate of incorporation or by-laws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby and by the Option Agreement.

                  Section 4.14. Finders or Brokers. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated and Stephens Inc., a copy of whose engagement agreements have been or will be provided to the Company, neither Parent nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

                  Section 4.15. Pooling of Interests. Neither Parent nor any of its Subsidiaries has taken any action or failed to take any action which action or failure (without giving effect to any actions or failures to act by the Company or any of its

Subsidiaries) would prevent the treatment of the Merger as a pooling of interests for accounting purposes.

                  Section 4.16. Opinions of Financial Advisors. The Board of Directors of Parent has received the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and of Stephens Inc., dated the date of this Agreement, substantially to the effect that, as of such date, the Conversion Fraction is fair to Parent from a financial point of view. Parent has delivered a complete and accurate copy of such opinion to the Company.

                  Section 4.17. Tax Matters. (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries (i) is a member (a "Current Parent Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Parent Group," together with Current Parent Groups, a "Parent Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent (it being understood that the representations made in this Section, to the extent that they relate to Past Parent Groups, are made to the knowledge of Parent). All Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Subsidiary of Parent or any Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  (b) Neither Parent nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (c) Neither Parent nor any of its Subsidiaries is a party to or bound by (or has any obligation under) any Tax sharing, allocation, indemnity, or similar contract.

                  Section 4.18. Material Contracts. Except as set forth in the Parent SEC Reports, neither Parent nor any of its Subsidiaries is a party to or bound by any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC)(all contracts of the type described in this Section
4.18 being referred to herein as "Parent Material Contracts"). Each Parent Material Contract is valid and binding on Parent and is in full force and effect, and Parent and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Parent Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries knows of, or has received notice of, any violation or default under any Parent Material Contract except for such violations or defaults as would not in the aggregate have a Material Adverse Effect on the Parent.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

                  Section 5.1. Conduct of Business by the Company or Parent. From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except (i) as may be required by law (provided that any party availing itself of such exception must first consult with the other party), (ii) as may be agreed in writing by Parent and the Company, (iii) as may be expressly permitted pursuant to this Agreement, or (iv) as set forth in
Section 5.1 of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be:

                  (a) the Company:

                  (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

                  (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organiza tion and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its other Subsidiaries or may be liquidated into the

Company or any of its Subsidiaries), keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with the Company and its Subsidiaries;

                  (iii) shall confer at such times as Parent may reasonably request with one or more representatives of Parent to report material operational matters and the general status of ongoing operations (to the extent Parent reasonably requires such information);

                  (iv) shall notify Parent of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmen tal body or authority if such emergency, change, complaint, investigation or hearing could have a Material Adverse Effect on the Company;

                  (v) shall not, and shall not (except in the ordinary course of business consistent with past practice) permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock;

                  (vi) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

                  (vii) shall not, and shall not permit any of its Subsidiaries to, except in the ordinary course of business consistent with past practice, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers;

                  (viii) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than (A) the Merger and (B) any mergers, consolidations or business combinations with the Company's Subsidiaries entered into in the ordinary course of business consistent with past practice or which comply with the size of transactions limitations set forth at the end of this clause
(viii)), any acquisition of assets or securities, any disposition of assets or securities or any release or relinquishment of material contract rights, in each case not in the ordinary course of business consistent with past practice, except that the Company may acquire or dispose of assets or securities in transactions where the fair market value of the consideration paid or received does not exceed $25 million in any single transaction or $100 million in all such transactions;

                  (ix) shall not propose or adopt any amendments to its corporate charter or by-laws;

                  (x) shall not, and shall not permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class (whether through the issuance or granting of options, warrants, commit ments, subscriptions, rights to purchase or otherwise);

                  (xi) shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

                  (xii) shall not, and shall not permit any of its Subsidiaries to, purchase or redeem any shares of its stock or any rights, warrants or options to acquire any such shares;

                  (xiii) shall not, and shall not permit any of its Subsidiaries to, amend in any respect the terms of their respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements;

                  (xiv) shall not, and shall not permit any of its Subsidiaries to, incur, assume or prepay any indebtedness or any other material liabilities, other than in the ordinary course of business consistent with past practice;

                  (xv) shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other person, other than by the Company or a Subsidiary of the Company to or in the Company or any wholly-owned Subsidiary of the Company or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice;

                  (xvi) shall not sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

                  (xvii) shall not, and shall not permit any of its Subsidiaries to, (i) make any Tax election or settle or compromise any Tax liability or (ii) change its fiscal year;

                  (xviii) except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as required by a governmental body or authority, shall not change its methods of accounting (including, without limitation, make any material write-off or reduction in the carrying value of any assets) in effect at December 31, 1997, except as required by changes in GAAP as concurred in by the Company's independent auditors;

                  (xix) shall not, and shall not permit any of its Subsidiaries to, take any action or fail to take any action which action or failure to act would, or would be reasonably likely to, prevent the parties hereto from accounting for the Merger in accordance with the pooling of interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board ("APB No. 16"); and

                  (xx) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (x) make any representation or warranty in Article III hereof untrue or incorrect or (y) result in any of the conditions to the Merger set forth in Article VI not being satisfied; and

                  (b) the Parent:

                  (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted, except that nothing contained in this subsection 5.1(b)(i) shall limit Parent's ability to authorize or propose, or enter into, an agreement with respect to any (A) acquisitions in which the aggregate value of the consideration paid does not exceed $900 million, (B) dispositions of assets held for sale and other assets in which the aggregate value of the consideration received does not exceed 10% of Parent's total assets, or (C) issuance of debt or equity securities;

                  (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organiza tion (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its other Subsidiaries or may be liquidated into Parent or any of its Subsidiaries), and to preserve its relationships with those person having business dealings with Parent and its Subsidiaries;

                  (iii) shall notify the Company of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing would reasonably be expected to have a Material Adverse Effect on Parent;

                  (iv) shall not, and shall not (except in the ordinary course of business consistent with past practice) permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock, except that Parent may continue to pay dividends on the Parent Common Stock at times consistent with past practice and in per share amounts not in excess of 150% of the per share amount of the most recent dividend paid on the Parent Common Stock prior to the date of this Agreement;

                  (v) shall not propose or adopt any amendments to its corporate charter or by-laws;

                  (vi) shall not, and shall not permit any of its Subsidiaries to, take any action or fail to take any action which action or failure to act would, or would be reasonably likely to, prevent the parties hereto from accounting for the Merger in accordance with the pooling of interests method of accounting under the requirements of APB No. 16; and

                  (vii) shall not, and shall not permit any of its Subsidiaries to agree, in writing or otherwise, to take any of the foregoing actions or to take any action which would (x) make any representation or warranty in Article IV hereof untrue or incorrect or (y) result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                  Section 5.2. Investigation. Each of the Company and Parent shall afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall use their reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request, except that nothing herein shall require either the Company or Parent or any of their respective Subsidiaries to disclose any information to the other that would cause significant competitive harm to such disclosing party or its affiliates if the transactions contem plated by this Agreement are not consummated. The parties hereby agree that each of them will treat any such information in accordance with the Confidentiality and Standstill Agreement, dated as of August 26, 1997, between the Company and Parent (the "Confidentiality Agreement"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations, including any such laws or regulations pertaining to the treatment of classified information.

                  Section 5.3. Joint Proxy Material; Registration Statement. (a) The Company and Parent shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

                  (i) prepare and file with the SEC as soon as is reasonably practicable the Joint Proxy Statement and a registration statement on Form S-4 under the Securities Act with respect to the Parent Common Stock issuable in the Merger (the "Registration Statement"), and shall use their reasonable best efforts to have the Joint Proxy Statement cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act;

                  (ii) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement;

                  (iii) promptly prepare and file with the NYSE and such other stock exchanges as shall be agreed upon listing applications covering the shares of Parent Common Stock issuable in the Merger and use their reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

                  (iv)   cooperate  with  one  another  in  order  to  lift  any
injunctions  or  remove  any  other   impediment  to  the  consummation  of  the
transactions contemplated herein; and

                  (v) cooperate with one another in obtaining opinions of Sonnenschein Nath & Rosenthal, counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. In connection therewith, each of the Company, Parent and Merger Sub shall deliver to Sonnenschein Nath & Rosenthal and Skadden, Arps, Slate, Meagher & Flom LLP, respectively, representation letters in form and substance reasonably satisfactory to such tax counsel.

                  (b) Subject to the limitations contained in Section 5.2, the Company and Parent shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

                  (c) The Company and Parent shall cause the Joint Proxy Statement to be mailed to their respective stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

                  (d) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Meeting") for the purpose of obtaining the Company Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 7.1, the Company agrees that its obligations pursuant to the first sentence of this Section 5.3(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal (as defined in Section 5.9).

                  (e) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Meeting") for the purpose of obtaining the Parent Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders that they approve the issuance of the Merger Consideration.

                  (f) Each of the Company and Parent will use their reasonable best efforts to hold the Company Meeting and the Parent Meeting on the same date and as soon as practicable after the date hereof.

                  Section 5.4. Affiliate Agreements.

                  (a) The Company shall, prior to the Effective Time, deliver to Parent a list (reasonably satisfactory to counsel for Parent), setting forth the names and addresses of all persons who are, at the time of the Company Meeting, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.4 to execute a written agreement on or prior to the mailing of the Joint Proxy Statement, substantially in the form of Exhibit A hereto.

                  (b) Parent shall, prior to the Effective Time, deliver to the Company a list (reasonably satisfactory to counsel for the Company), setting forth the names and addresses of all persons who are, at the time of the Parent Meeting, in Parent's reasonable judgment, "affiliates" of Parent for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall furnish such information and documents as the Company may reasonably request for the purpose of reviewing such list. Parent shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.4 to execute a written agreement on or prior to the mailing of the Joint Proxy Statement, substantially in the form of Exhibit B hereto.

                  Section 5.5. Employee Stock Options, Incentive and Benefit Plans.

                  (a) Simultaneously with the Merger, (i) each outstanding option (the "Company Stock Options"), and related stock appreciation right (the "Company

SAR"), if any, to purchase or acquire a share of Company Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by the Company (the "Company Option Plans") shall be converted into an option (together with a related stock appreciation right of Parent, if applicable) to purchase the number of shares of Parent Common Stock equal to the product of (x) the Conversion Fraction multiplied by
(y) the number of shares of Company Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share (rounded upward to the nearest cent) equal to the exercise price for each such share of Company Common Stock subject to an option (and related Company SAR, if any) under the Company Option Plans divided by the Conversion Fraction, and all references in each such option (and related Company SAR, if any) to the Company shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of the Company under the Company Option Plans. The other terms of each such option and Company SAR, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration.

                  (b) Simultaneously with the Merger, each outstanding award, including restricted stock, stock equivalents and stock units (each, a "Company Award"), under any employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by the Company which provide for grants of equity-based awards shall be amended or converted into a similar instrument of Parent, in each case with such adjustments to the terms of such Company Awards as are appropriate to preserve the value inherent in such Company Awards with no detrimental effects on the holders thereof resulting from such conversion. The other terms of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration. With respect to any restricted stock awards as to which the restrictions shall have lapsed on or prior to the Effective Time in accordance with the terms of the applicable plans or award agreements, shares of such previously restricted stock shall be converted into the Merger Consideration in accordance with the provisions of Section 2.1(b). The Company agrees to use its reasonable best efforts to obtain any consents (in a form acceptable to Parent) required of the holders of Company Stock Options or Company Awards to the conversion described in Sections 5.5(a) and (b) hereof.

                  (c) Simultaneously with the Merger, Parent shall assume and agree to perform the Company's obligations under the termination benefit agreements (the "Termination Benefit Agreements")(complete and accurate copies of which have been provided to Parent) listed in Section 5.5(c) of the Company Disclosure Schedule. This

Section 5.5(c) shall satisfy any requirement in the Termination Benefit Agreements that Parent expressly assume and agree to perform the Company's obligations under such Termination Benefit Agreements.

                  Section 5.6. Filings; Other Action.

                  (a) Subject to the terms and conditions herein provided, the Company and Parent shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, (ii) promptly make their respective filings and thereafter make any other required submissions under the Communications Act, (iii) use their reasonable best efforts to cooperate with one another in (x) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iv) use their reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby and to ensure that each of the Company and Parent is a "poolable entity" eligible to participate in a transaction to be accounted for under the pooling of interests method of accounting.

                  (b) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as defined below), each of the Company and Parent shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.6.

                  (c) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any governmental body or authority or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of the Company and Parent shall use its reasonable best efforts to resolve any such objections or challenge as such governmental body or authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated hereby. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Communications Act and all other federal, state or foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition, whether in the communications industry or otherwise, through merger or acquisition.

                  Section 5.7. Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company and Parent shall take all such necessary action.

                  Section 5.8. Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

                  Section 5.9. No Solicitation. From and after the date hereof, the Company will not, and shall use its reasonable best efforts not to permit, any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any Takeover Proposal from any person or engage in or continue discussions or negotiations relating thereto, except that, so long as the Company is in compliance with its obligations under this Section 5.9, the Company may engage in discussions or negotiations with, and furnish information concerning the Company and its Subsidiar ies, businesses, properties or assets to, any third party which has made an unsolicited Takeover Proposal if and only to the extent that the Board of Directors of the Company concludes in good faith after consultation with, and based upon the advice of, its outside counsel (who may be its regularly engaged outside counsel) at a meeting of the Board that the failure to take such action would present a reasonable possibility of violating the obligations of such Board to the Company or to the Company's stockholders under applicable law. The Company will promptly (but in no case later than 36 hours) notify Parent of the receipt of any Takeover Proposal, including the material terms and conditions thereof (and any change in the material terms and conditions thereof) and the identity of the person making such Takeover Proposal, and will promptly (but in no case later than 36 hours) notify Parent of any determination by the Company's Board of Directors that a Superior Proposal (as hereinafter defined) has been made. As used in this Agreement, (i) "Takeover Proposal" shall mean any bona fide proposal or offer made by any third party prior to the stockholder vote at the Company Meeting (other than a proposal or offer by Parent or any of its Subsidiaries) for a merger, consolidation or other business combination involving, or any purchase of, all or substantially all of the assets or more than 50% of the voting securities of, the Company, and (ii) "Superior Proposal" shall mean a bona fide Takeover Proposal made by a third party on terms that a majority of the members of the Board of Directors of the Company determines in their good faith reasonable judgment (based on the advice of an independent financial advisor) is more favorable to the Company and to its stockholders than the transactions contemplated hereby and for which any required financing is fully committed.

                  Section 5.10. Public Announcements. The Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

                  Section 5.11. Indemnification and Insurance. Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company as provided in its certificate of incorporation or by-laws or in any agreement shall survive the Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence. For a period of five years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company or provide substitute policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall Parent be required to pay with respect to such insurance policies in any one year more than $750,000.

                  Section 5.12. Accountants' "Comfort" Letters. The Company and Parent will each use reasonable best efforts to cause to be delivered to each other letters from their respective independent accountants, dated as of a date within two business days before the date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

                  Section 5.13. Additional Reports and Information.

                  (a) The  Company  and Parent  shall each  furnish to the other copies of any reports of the type referred to in Sections 3.4 and 4.4 which it files with the SEC on or after the date hereof, and each of the Company and Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                  (b) The financial statements and management's discussion and analysis contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Company 1997 10-K"), when filed with the SEC, will not vary in any material respect from the financial statements and management's discussion and analysis contained in the draft of the Company's Annual Report to Stockholders provided to Parent prior to the date hereof.

                  (c) The Company shall provide Parent with a copy of the Company 1997 10-K no less than three business days prior to filing it with the SEC and provide as soon as practicable any changes thereto.

                  (d) Within seven days of the date hereof, the Company shall provide a written schedule to Parent setting forth (i) the taxable years of the Company for which the statute of limitations with respect to Material State income Taxes have not expired, and (ii) with respect to Material State income Taxes, for all taxable years for which the statute of limitations has not expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated.

                  Section 5.14. Company Rights Plans. No later than the date hereof, the Company shall amend the Company Rights Plan to effect the changes thereto contemplated by the form of amendment attached hereto as Exhibit C. Except as set forth in Exhibit C, the Company shall not amend, modify or supplement the Company Rights Plan without the prior written consent of Parent.

                  Section 5.15. Control of Other Party's Business. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and the Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                  Section 5.16. Board Seats and Officers. Prior to the Effective Time, Parent will take all actions necessary to elect certain Company directors as directors of Parent and certain Company officers as officers of Parent (or of a Subsidiary of Parent), in the manner specified in Section 5.16 of the Parent Disclosure Schedule.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

                  Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a)  The   Company   Stockholder   Approval   and  the  Parent
Stockholder Approval shall have been obtained all in accordance with applicable law and the rules of the NYSE.

                  (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Merger substantially on the terms contemplated hereby and shall continue to be in effect.

                  (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect.

                  (d) The shares of Parent Common Stock issuable in the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                  (e) Any applicable waiting period under the HSR Act shall have expired or been terminated and any other Company Required Approvals and Parent Required Approvals shall have been obtained, except where the failure to obtain such other Company Required Approvals and Parent Required Approvals would not have a Material Adverse Effect on the Company or Parent, as the case may be.

                  (f) Parent and the Company shall have received a letter of Parent's independent public accountants, dated as of the Effective Time, in form and substance reasonably satisfactory to Parent, stating that Parent's independent public accountants concur with management's conclusion that the Merger will qualify as a transaction to be accounted for by the parties hereto in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

                  Section 6.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment of the following conditions:

                  (a)(i) The representations and warranties of Parent contained herein shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except (x) for changes specifically permitted by the terms of this Agreement, (y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (z) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Parent, (ii) Parent shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time and (iii) Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or President certifying to both such effects.

                  (b) The Company shall have received an opinion of Sonnenschein Nath & Rosenthal, tax counsel to the Company, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of Parent, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

                  Section 6.3. Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent to effect the Merger is further subject to the fulfillment of the following conditions:

                  (a)(i) The representations and warranties of the Company contained herein shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except (x) for changes specifically permitted by the terms of this Agreement, (y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (z) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on the Company, (ii) the Company shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time and (iii) the Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or Executive Vice President certifying to both such effects.

                  (b) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Parent, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of Parent, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.



                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1. Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the respective stockholders of the Company and Parent:

                  (a) by the mutual written consent of the Company and Parent;

                  (b) by either the Company or Parent if (i) the Effective Time shall not have occurred on or before November 30, 1998 and (ii) the party seeking to terminate this Agreement pursuant to this clause 7.1(b) shall not have breached in any material respect its obligations under this Agreement or the Option Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date, except that if, as of November 30, 1998, all conditions set forth in Section 6.1, 6.2 and 6.3 of this Agreement have been satisfied or waived other than receipt of the requisite approval of the FCC, then either Parent or the Company may extend the Termination Date to February 28, 1999, by providing written notice to the other party on November 30, 1998;

                  (c) by either the Company or Parent if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable and the party seeking to terminate this Agreement pursuant to this clause 7.1(c)(ii) shall have used its reasonable best efforts to remove such injunction, order or decree;

                  (d) by either the Company or Parent if the approvals of the stockholders of either the Company or Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

                  (e) by either the Company or Parent if the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal, except that the Company may not terminate this Agreement pursuant to this clause 7.1(e) unless and until (i) three business days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company and during such three business day period the Company (x) informs Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal and (y) otherwise cooperates with Parent with respect thereto (subject, in the case of this clause (y), to the condition that the Board of Directors of the Company shall not be required to take any action that it believes, after consultation with outside legal counsel, would present a reasonable possibility of violating its obligations to the Company or the Company's stockholders under applicable law) with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (ii) at the end of such three business day period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal, (iii) simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the

Superior Proposal and (iv) the Company pays to Parent the amount specified and within the time period specified in Section 7.2;

                  (f) by Parent if the Board of Directors of the Company shall have (i) withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement and the transactions contemplated hereby or
(ii) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal;

                  (g) by Parent if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced prior to the Company Meeting, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2; or

                  (h) by either the Company or Parent if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement or the Option Agreement, which if not cured would cause the conditions set forth in Sections 6.2(a) or 6.3(a), as the case may be, not to be satisfied, and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the confidentiality agreement referred to in Section 5.2 and the provisions of Sections 7.2, 8.2, 8.4 and 8.5), and there shall be no other liability on the part of the Company or Parent to the other except liability arising out of an intentional breach of this Agreement or as provided for in the Confidentiality Agreement.

                  Section 7.2. Termination Fee. Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(e), (ii) this Agreement is terminated by Parent pursuant to Section 7.1(f), or (iii) (x) prior to the termination of this Agreement, a bona fide Takeover Proposal is commenced, publicly proposed or publicly disclosed and not withdrawn, (y) this Agreement is terminated by the Company pursuant to Section 7.1(b) or by Parent or the Company pursuant to
Section 7.1(d) (but only due to the failure of the Company stockholders to approve the Merger) or by Parent pursuant to Section 7.1(g) and (z) concurrently with or within twelve months after such termination a Takeover Proposal shall have been consummated, then, in each case, the Company shall (without prejudice to any other rights of Parent against the Company) pay to Parent a fee (the "Termination Fee") of $100 million in cash, such payment to be made simultaneously with such termination in the case of a termination by the Company pursuant to Section 7.1(e) and promptly, but in no event later than the second business day following a termination by Parent pursuant to Section 7.1(e) or 7.1(f) and, in the case of clause (iii), upon the consummation of such Takeover Proposal.

                  Section 7.3. Amendment or Supplement. At any time before or after approval of the matters presented in connection with the Merger by the respective stockholders of the Company and Parent and prior to the Effective Time, this Agreement may be amended or supplemented in writing by the Company and Parent with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of the Company and Parent there shall be no amendment or change to the provisions hereof which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval nor any amendment or change not permitted under applicable law.

                  Section 7.4. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, the Company and Parent may:

                  (a) extend the time for the performance of any of the obligations or acts of the other party;

                  (b) waive  any  inaccuracies  in  the   representations   and
warranties of the other party contained herein or in any document delivered pursuant hereto; or

                  (c) waive compliance with any of the agreements or conditions of the other party contained herein.

                  Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

                  Section 8.2. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except expenses incurred in connection with the printing and filing of the Registration Statement and the printing and mailing of the Joint Proxy Statement (including applicable SEC filing fees) shall be shared equally by the Company and Parent.

                  Section 8.3. Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

                  Section 8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                  Section 8.5. Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

                  Section 8.6. Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.6 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.6:

                  To Parent or Merger Sub:

                           ALLTEL Corporation
                           One Allied Drive
                           Little Rock, Arkansas 72202
                           Attention: Chief Executive Officer
                           (with a copy to the General Counsel)
                           Telecopy: (501) 905-0962

                  copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  J. Michael Schell, Esq.
                           Telecopy:  (212) 735-2000

                  To the Company:

                           360 Communications Company
                           8725 West Higgins Road
                           Chicago, Illinois  60631
                           Attention: Kevin C. Gallagher, Esq.
                           Telecopy: (773) 693-7432

                  copy to:

                           Sonnenschein Nath & Rosenthal
                           8000 Sears Tower
                           Chicago, Illinois  60606
                           Attention: Donald G. Lubin, Esq.
                           Telecopy: (312) 876-7934

                  Section  8.7.   Assignment;   Binding  Effect.   Neither  this
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  Section 8.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  Section 8.9. Enforcement of Agreement. The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

                  Section 8.10. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Option Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and except for the provisions of Section 5.11 hereof, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  Section 8.11. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  Section 8.12. Definitions. (a) References in this Agreement to "Subsidiaries" of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership). References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange
Act) or organization, including, without limitation, a governmental body or authority.

                  (b) Each of the following terms is defined on the pages set forth opposite such term:

affiliates....................................................................49
Agreement......................................................................1
APB No. 16....................................................................30
Certificate of Merger..........................................................2
Certificates...................................................................3
Closing Date...................................................................2
Code...........................................................................1
Communications Act............................................................11
Company........................................................................1
Company Affiliated Group......................................................16
Company Award.................................................................35
Company Common Stock...........................................................3
Company Disclosure Schedule....................................................8
Company Material Contracts....................................................18
Company Meeting.............................................................. 33
Company Option Plans..........................................................35
Company Preferred Stock........................................................9
Company Required Approvals....................................................11
Company Rights Plan............................................................9
Company SAR...................................................................34
Company SEC Reports...........................................................12
Company Series B Preferred Stock...............................................9
Company Stockholder Approval..................................................18

Company Stock Options.........................................................34
Company 1997 10-K.............................................................40
Confidentiality Agreement.....................................................32
control.......................................................................49
Conversion Fraction............................................................3
Current Company Group.........................................................16
Current Parent Group..........................................................26
DGCL...........................................................................1
Disclosure Schedule...........................................................19
Effective Time.................................................................2
Environmental Claims..........................................................13
Environmental Laws............................................................13
ERISA.........................................................................14
Exchange Act..................................................................11
Exchange Agent.................................................................4
Exchange Fund..................................................................4
FCC...........................................................................11
GAAP..........................................................................12
HSR Act.......................................................................11
Indemnified Parties...........................................................38
Joint Proxy Statement.........................................................15
Lien...........................................................................9
Material Adverse Effect........................................................8
Material State................................................................17
Merger.........................................................................1
Merger Consideration...........................................................3
Merger Sub.....................................................................1
No Par Preferred Stock........................................................20
Option Agreement...............................................................1
Par Preferred Stock...........................................................20
Parent.........................................................................1
Parent Affiliated Group.......................................................26
Parent Certificates............................................................4
Parent Common Stock...........................................................20
Parent Disclosure Schedule....................................................19
Parent Material Contracts.....................................................27
Parent Meeting................................................................34
Parent Preferred Stock........................................................20
Parent Required Approvals.....................................................22

Parent SEC Reports............................................................22
Parent Stockholder Approval...................................................25
Past Company Group............................................................16
Past Parent Group.............................................................26
PUC...........................................................................11
Registration Statement........................................................32
Regulatory Law ...............................................................37
SEC...........................................................................12
Securities Act................................................................11
Subsidiaries..................................................................49
Superior Proposal.............................................................38
Surviving Corporation..........................................................2
Takeover Proposal.............................................................38
Tax Assurance Agreement.......................................................16
Tax Return....................................................................17
Tax Sharing Agreement.........................................................16
Taxes.........................................................................17
Termination Benefit Agreements................................................35
Termination Date..............................................................27
Termination Fee...............................................................45

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       360 COMMUNICATIONS COMPANY


                                       By:
                                          Name:
                                          Title:


                                       ALLTEL CORPORATION


                                       By:
                                          Name:
                                          Title:


                                       PINNACLE MERGER SUB, INC.


                                       By:
                                          Name:
                                          Title:

[The Schedules and Exhibits to the Agreement and Plan of Merger have been omitted in reliance on Item 601(b)(2) of Regulation S-K of the Securities and Exchange Commission (the "Commission"). The Company agrees to furnish to the Commission a copy of any omitted Schedule or Exhibit upon request.]